[Morgan, Lewis & Bockius Letterhead]

                                   May 1, 2001

American International Life Assurance
Company of New York
80 Pine Street
New York, NY 10005

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-45172) filed by American International Life Assurance Company and Variable Account B with the Securities and Exchange Commission under the Securities Act of 1933 on or about May 1, 2001.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP
Morgan, Lewis & Bockius LLP